Press Release
Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS
    RED BANK, NEW JERSEY, October 19, 2023 - OceanFirst Financial Corp. (NASDAQ:OCFC) (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $19.7 million, or $0.33 per diluted share, for the three months ended September 30, 2023, as compared to $37.6 million, or $0.64 per diluted share, for the corresponding prior year period, and $26.8 million, or $0.45 per diluted share, for the prior linked quarter. For the nine months ended September 30, 2023, the Company reported net income available to common stockholders of $73.3 million, or $1.24 per diluted share, as compared to $90.3 million, or $1.53 per diluted share, for the corresponding prior year period. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,			For the Nine Months Ended,
Performance Ratios (Annualized):	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Return on average assets	0.57%	0.80%	1.19%	0.73%	0.99%
Return on average stockholders’ equity	4.75	6.61	9.68	6.03	7.87
Return on average tangible stockholders’ equity (a)	6.93	9.70	14.62	8.85	11.91
Return on average tangible common equity (a)	7.29	10.21	15.47	9.31	12.60
Efficiency ratio	63.37	62.28	53.10	62.15	57.90
Net interest margin	2.91	3.02	3.36	3.09	3.28
(a) Return on average tangible stockholders’ equity and return on average tangible common equity (“ROTCE”), which are non-GAAP (“generally accepted accounting principles”) financial measures, exclude the impact of intangible assets and goodwill from both assets and stockholders’ equity. ROTCE also excludes preferred stock from stockholders’ equity. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Core earnings1 for the three and nine months ended September 30, 2023 were $18.6 million and $78.4 million, respectively, or $0.32 and $1.33 per diluted share, representing a decrease from $35.0 million and $98.4 million, or $0.60 and $1.67 per diluted share, for the corresponding prior year periods, and a decrease from $27.2 million, or $0.46 per diluted share, for the prior linked quarter.
Core earnings PTPP1 for the three and nine months ended September 30, 2023 were $35.0 million and $118.7 million, respectively, or $0.59 and $2.01 per diluted share, as compared to $47.5 million and $134.2 million, or $0.81 and $2.28 per diluted share, for the corresponding prior year periods, and $37.6 million, or $0.64 per diluted share, for the prior linked quarter. Selected performance metrics are as follows:

	For the Three Months Ended,			For the Nine Months Ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
Core Ratios[1] (Annualized):	2023	2023	2022	2023	2022
Return on average assets	0.54%	0.81%	1.11%	0.78%	1.08%
Return on average tangible stockholders’ equity	6.54	9.84	13.62	9.46	12.98
Return on average tangible common equity	6.88	10.36	14.40	9.96	13.73
Efficiency ratio	64.29	61.94	54.80	60.79	55.51
Core diluted earnings per share	$0.32	$0.46	$0.60	$1.33	$1.67
Core PTPP diluted earnings per share	0.59	0.64	0.81	2.01	2.28

1 Core earnings and core earnings before income taxes and provision for credit losses (“PTPP or Pre-Tax-Pre-Provision”), and ratios derived therefrom, are non-GAAP financial measures. For the periods presented, core earnings exclude merger related expenses, net branch consolidation expense (benefit), net loss (gain) on equity investments, net loss on sale of investments, and the income tax effect of these items, (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and provision for credit losses (benefit). Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Key developments for the recent quarter are described below:
•Deposit Growth: Total deposits increased $375.6 million, or 4%, as compared to the prior linked quarter. The current quarter includes a reduction in brokered time deposits of $425.7 million and a loan-to-deposit ratio of 96.10%. The Company’s non-interest-bearing deposits declined modestly and represented 17% of the total deposits.
•Asset Quality: Asset quality metrics remains strong, despite the impact of a charge-off related to a single credit relationship announced on September 14, 2023. Criticized and classified loans, and non-performing loans both as a percent of total loans were 1.30% and 0.20%, respectively, at September 30, 2023.
•Strong Capital: The Company’s estimated common equity tier 1 capital ratio remained above “well-capitalized” levels, at 10.36% at September 30, 2023. Book value and tangible book value per share were $27.56 and $17.932, respectively, increasing $0.19 and $0.21 from the prior linked quarter.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to report continued growth in deposits, a reduction on brokered deposits, and strengthened capital position. While our margin compressed, we remain focused on high quality growth and prudent management of the balance sheet for long-term market conditions.” Mr. Maher added, “Additionally, thank you to our exemplary employees who volunteered over 2,900 hours across 90 projects serving our communities during our second annual CommUNITYFirst day.”
The Company’s Board of Directors declared its 107th consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.20 per share will be paid on November 17, 2023 to common stockholders of record on November 6, 2023. The Company’s Board of Directors also declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share,
2 Tangible book value per common share and tangible common equity to tangible assets, non-GAAP financial measures, exclude the impact of intangible assets, goodwill, and preferred equity from both stockholders’ equity and total assets. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on November 15, 2023 to preferred stockholders of record on October 31, 2023.
Results of Operations
The current quarter results were impacted by the following matters. Net interest income and margin were adversely impacted by a continued mix-shift and repricing to higher cost deposits that outpaced the repricing and increase in yields on interest-earning assets. Deposit betas increased modestly to 35%, from 29%3. Additionally, the current quarter results were impacted by an increase in non-performing loans due to a single commercial real estate credit relationship totaling $17 million, which was written down to an estimated realizable value of $8.8 million4. The credit was originated in June 2019 and is secured by an office building in Midtown Manhattan, New York City. The credit was also included in total delinquent loans 30 to 89 days at September 30, 2023. Lastly, the Company recognized one-time compensation and benefits expenses of $2.4 million attributable to severance and other program costs relating to the Company’s performance improvement initiatives.
Net Interest Income and Margin
Three months ended September 30, 2023 vs. September 30, 2022
Net interest income decreased to $91.0 million, from $96.0 million, primarily reflecting the net impact of the higher interest rate environment.
Net interest margin decreased to 2.91%, from 3.36%. Excluding the impact of purchase accounting accretion and prepayment fees of 0.06% and 0.08% for the respective three months, net interest margin decreased to 2.85%, from 3.28%. Net interest margin decreased primarily due to the
3 Deposit beta measures the change in the interest rates paid for interest-bearing deposit accounts versus the change in the federal funds target rate. Represents the deposit beta for total deposits (interest-bearing and non-interest bearing) for the current rate cycle (since December 31, 2021).
4 Refer to the previously filed Current Report on Form 8-K filed September 14, 2023 for additional information.

increase in cost of funds outpacing the increase in yield on average interest earning assets in the current interest rate environment and elevated levels of on-balance sheet cash.
Average interest-earning assets increased by $1.06 billion, primarily driven by increases of $414.2 million in commercial loans and $405.2 million in deposits and short-term investments. The average yield for interest-earning assets increased to 5.08%, from 3.88%.
The cost of average interest-bearing liabilities increased to 2.71%, from 0.69%, due to higher cost of deposits and higher costs of Federal Home Loan Bank (“FHLB”) advances. The total cost of deposits (including non-interest bearing deposits) increased to 1.99%, from 0.36%.
Nine months ended September 30, 2023 vs. September 30, 2022
Net interest income increased to $281.9 million, from $271.0 million, reflecting the net impact of the higher interest rate environment.
Net interest margin decreased to 3.09%, from 3.28%. Excluding the impact of purchase accounting accretion and prepayment fees of 0.05% and 0.13% for the respective nine months, net interest margin decreased to 3.04%, from 3.15%.
Average interest-earning assets increased by $1.17 billion, primarily driven by loan growth of $819.7 million. The cost of average interest-bearing liabilities increased to 2.29%, from 0.49%. The total cost of deposits (including non-interest bearing deposits) increased to 1.48%, from 0.24%. The yield on average interest earning assets increased to 4.90% from 3.64%. The drivers for the three months ended were also the drivers for the nine months ended September 30, 2023.
Three months ended September 30, 2023 vs. June 30, 2023
Net interest income decreased by $1.1 million, reflecting a decrease in net interest margin to 2.91%, from 3.02%, as the increase in cost of funds outpaced the increase in yield of average interest earning assets. Excluding the impact of purchase accounting accretion and prepayment fees of 0.06% and 0.05% for the respective three months, net interest margin decreased to 2.85%, from 2.97%. The compression in net interest margin was primarily attributable to higher cost of deposits and the impact of excess cash held.
Average interest-earning assets increased by $134.7 million, primarily due to elevated levels of cash held. The yield on average interest-earning assets increased to 5.08%, from 4.91%.
The total cost of average interest-bearing liabilities increased to 2.71%, from 2.39%, and the total cost of deposits (including non-interest bearing deposits) increased to 1.99%, from 1.52%. Average interest-bearing liabilities increased $157.2 million, which included a mix-shift from FHLB advances to time deposits.
Provision for Credit Losses
    Provision for credit losses for the three and nine months ended September 30, 2023 was $10.3 million and $14.5 million, respectively, as compared to $1.0 million and $4.1 million for the corresponding prior year periods, and $1.2 million in the prior linked quarter. The current quarter provision included the net impact of the $8.4 million charge-off noted above and, to a lesser extent, elevated risks and uncertainty in macro-economic conditions in a downside forecast scenario.
Net loan charge-offs were $8.3 million for both the three and nine months ended September 30, 2023, respectively, as compared to net loan recoveries of $252,000 and $335,000 for the three and nine months ended September 30, 2022, respectively. Net loan charge-offs were $123,000 in the prior linked quarter. Refer to “Asset Quality” section for further discussion.
Non-interest Income
Three months ended September 30, 2023 vs. September 30, 2022
Other income decreased to $10.8 million, as compared to $15.2 million. Other income was favorably impacted by non-core operations of $1.5 million and $3.4 million, for the respective quarters, primarily related to net gains on equity investments.
Excluding non-core operations, other income decreased $2.5 million. The primary drivers were decreases in commercial loan swap income of $1.5 million and fees and service charges of $1.1 million,

which were adversely impacted by the current interest rate environment resulting in lower swap volume and mortgage activity.
Nine months ended September 30, 2023 vs. September 30, 2022
Other income decreased to $21.8 million, as compared to $31.5 million. Other income was adversely impacted by non-core operations of $6.6 million and $7.5 million, for the respective periods, primarily related to net losses on equity investments. The current year’s non-core operations also included $5.3 million of losses related to the sale of investments in the first quarter.
Excluding non-core operations, other income decreased $10.7 million. The primary drivers were decreases in commercial loan swap income on lower volume of $5.8 million, fees and service charges of $1.1 million on lower title activity, and income from bank owned life insurance of $1.0 million on non-recurring death benefits recognized in the prior year. Additionally, bankcard services revenue decreased $3.4 million, due to the Durbin Amendment which became effective for the Company on July 1, 2022.
Three months ended September 30, 2023 vs. June 30, 2023
Other income in the prior linked quarter was $8.9 million and included non-core operations of $559,000 primarily related to net losses on preferred stock equity investments. Excluding non-core operations, other income decreased by $177,000.
Non-interest Expense
Three months ended September 30, 2023 vs. September 30, 2022

Operating expenses increased by $5.4 million from $59.0 million to $64.5 million. This was due to increases in professional fees of $2.8 million and $2.4 million in compensation and employee benefits expenses related to the Company’s ongoing investments to improve profitability and operational efficiencies, and one-time related severance and other program costs. The increase in compensation and benefits expense were partly offset by decreased employee medical benefit claims. The current quarter also included increases to federal deposit insurance and regulatory assessments of $800,000 primarily due to new assessment rates that went into effect on January 1, 2023.
Nine months ended September 30, 2023 vs. September 30, 2022
Operating expenses increased to $188.7 million, as compared to $175.2 million. Operating expenses for the periods were adversely impacted by $92,000 and $3.1 million of non-core operations, respectively.
Excluding non-core operations, operating expenses increased by $16.5 million. This was due to increases in professional fees of $7.1 million and federal deposit insurance and regulatory assessments of $1.3 million that were driven by the same factors for the three months ended. The increase in compensation and benefits expense of $5.7 million was due to the $2.4 million increase noted above and merit-related increases.
Three months ended September 30, 2023 vs. June 30, 2023
Operating expenses increased $1.6 million primarily due to an increase in compensation and benefits expense of $1.3 million.
Income Tax Expense
The provision for income taxes was $6.5 million and $24.1 million for the three and nine months ended September 30, 2023, respectively, as compared to $12.3 million and $29.2 million for the same prior year periods, and $9.0 million for the prior linked quarter. The effective tax rate was 23.9% and 24.0% for the three and nine months ended September 30, 2023, respectively, as compared to 24.1% and 23.7% for the same prior year periods, and 24.4% for the prior linked quarter.

Financial Condition
September 30, 2023 vs. December 31, 2022
Total assets increased by $394.3 million to $13.50 billion, from $13.10 billion, primarily due to higher cash balances and loan growth. Cash and due from banks increased $240.9 million to $408.9 million, from $167.9 million as the Company maintained elevated levels of on-balance sheet cash from net deposit inflows. Total loans increased by $205.5 million to $10.12 billion, from $9.92 billion, due to loan originations.
    Total liabilities increased by $342.1 million to $11.86 billion, from $11.52 billion. Deposits increased by $858.7 million to $10.53 billion, from $9.68 billion. Time deposits increased to $2.65 billion, from $1.54 billion, or 25.2% and 15.9% of total deposits, respectively. Brokered time deposits increased $122.1 million and retail time deposits increased $988.0 million. The loan-to-deposit ratio was 96.10%, as compared to 102.50%. FHLB advances decreased by $605.1 million to $606.1 million, from $1.21 billion.
Other liabilities increased by $65.6 million to $411.7 million, from $346.2 million, primarily due to an increase in the market values associated with customer interest rate swaps and related collateral received from counterparties.
    Total stockholders’ equity increased to $1.64 billion, as compared to $1.59 billion, primarily reflecting net income net of dividends for the nine months ended September 30, 2023. Additionally, accumulated other comprehensive loss decreased by $7.2 million primarily due to increases in fair market value of available-for-sale debt securities, net of tax.
The Company completed its annual goodwill impairment test as of August 31, 2023. Based on a quantitative assessment, the Company concluded that goodwill was not impaired. However, the Company continues to monitor its goodwill as further and continued negative industry and economic trends and decline in the Company’s stock price may result in a re-evaluation before the next required annual test.

For the nine months ended September 30, 2023, the Company did not repurchase shares under its stock repurchase program. There were 2,934,438 shares available for repurchase at September 30, 2023 under the existing repurchase program. Book value per common share increased to $27.56, as compared to $26.81. Tangible book value per common share2 increased to $17.93, as compared to $17.08.
Asset Quality
September 30, 2023 vs. December 31, 2022
At September 30, 2023, non-performing loans and 30 to 89 days delinquent loans included the remaining exposure of $8.8 million on the commercial real estate relationship that was charged-off during the period.
The Company’s non-performing loans increased to $30.1 million from $23.3 million and represented 0.30% and 0.23% of total loans, respectively. The allowance for loan credit losses as a percentage of total non-performing loans was 212.23%, as compared to 244.25%. The level of 30 to 89 days delinquent loans increased to $20.6 million, from $14.1 million. The Company’s allowance for loan credit losses was 0.63% of total loans, as compared to 0.57%. Refer to “Provision for Credit Losses” section for further discussion.
The Company’s asset quality excluding purchased with credit deterioration (“PCD”) loans were as follows. Non-performing loans increased to $26.9 million, from $19.3 million. The allowance for loan credit losses as a percentage of total non-performing loans was 237.28%, as compared to 294.10%. The level of 30 to 89 days delinquent loans, excluding non-performing loans, decreased to $7.6 million, from $10.5 million. The allowance for loan credit losses plus the unamortized credit and PCD marks amounted to $72.6 million, or 0.72% of total loans, as compared to $68.2 million, or 0.69% of total loans.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and provision for credit losses, and reporting equity and asset amounts excluding intangible assets, goodwill or preferred stock, which can vary from period to period, provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, October 20, 2023 at 11:00 a.m. Eastern Time. The direct dial number for the call is (833) 470-1428, using the access code 472846. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (808) 304-5227, access code 728904, from one hour after the end of the call until November 19, 2023. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $13.5 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, potential recessionary conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, potential goodwill impairment, future natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, changes in liquidity, including the size and composition of the Company’s deposit portfolio, including the percentage of uninsured deposits in the portfolio, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	September 30,	June 30,	December 31,	September 30,
	2023	2023	2022	2022
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$408,882	$457,747	$167,946	$170,668
Debt securities available-for-sale, at estimated fair value	453,208	452,016	457,648	470,300
Debt securities held-to-maturity, net of allowance for securities credit losses of $932 at September 30, 2023, $964 at June 30, 2023, $1,128 at December 31, 2022, and $1,234 at September 30, 2022 (estimated fair value of $1,047,342 at September 30, 2023, $1,109,756 at June 30, 2023, $1,110,041 at December 31, 2022, and $905,426 at September 30, 2022)	1,189,339	1,222,507	1,221,138	1,027,712
Equity investments	97,908	96,452	102,037	81,722
Restricted equity investments, at cost	82,484	105,305	109,278	77,556
Loans receivable, net of allowance for loan credit losses of $63,877 at September 30, 2023, $61,791 at June 30, 2023, $56,824 at December 31, 2022 and $53,521 at September 30, 2022	10,068,156	10,030,106	9,868,718	9,672,488
Loans held-for-sale	—	4,200	690	3,549
Interest and dividends receivable	50,030	47,933	44,704	38,388
Premises and equipment, net	122,646	124,139	126,705	127,868
Bank owned life insurance	265,071	263,836	261,603	261,118
Assets held for sale	3,004	3,608	2,719	3,216
Goodwill	506,146	506,146	506,146	506,146
Core deposit intangible	10,489	11,476	13,497	14,656
Other assets	240,820	213,432	221,067	228,066
Total assets	$13,498,183	$13,538,903	$13,103,896	$12,683,453
Liabilities and Stockholders’ Equity
Deposits	$10,533,929	$10,158,337	$9,675,206	$9,959,469
Federal Home Loan Bank advances	606,056	1,091,666	1,211,166	514,200
Securities sold under agreements to repurchase with customers	82,981	74,452	69,097	96,289
Other borrowings	196,183	195,925	195,403	194,914
Advances by borrowers for taxes and insurance	29,696	27,839	21,405	25,457
Other liabilities	411,734	364,401	346,155	352,908
Total liabilities	11,860,579	11,912,620	11,518,432	11,143,237
Stockholders’ equity:
OceanFirst Financial Corp. stockholders’ equity	1,636,891	1,625,435	1,584,662	1,539,253
Non-controlling interest	713	848	802	963
Total stockholders’ equity	1,637,604	1,626,283	1,585,464	1,540,216
Total liabilities and stockholders’ equity	$13,498,183	$13,538,903	$13,103,896	$12,683,453

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	|---------------------- (Unaudited) ----------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$133,931	$129,104	$100,141	$384,755	$273,340
Debt securities	15,223	14,320	8,479	43,829	23,456
Equity investments and other	9,256	6,672	1,879	18,956	4,102
Total interest income	158,410	150,096	110,499	447,540	300,898
Interest expense:
Deposits	53,287	37,934	9,238	112,551	17,596
Borrowed funds	14,127	20,053	5,296	53,082	12,313
Total interest expense	67,414	57,987	14,534	165,633	29,909
Net interest income	90,996	92,109	95,965	281,907	270,989
Provision for credit losses	10,283	1,229	1,016	14,525	4,121
Net interest income after provision for credit losses	80,713	90,880	94,949	267,382	266,868
Other income:
Bankcard services revenue	1,507	1,544	1,509	4,381	7,782
Trust and asset management revenue	662	645	568	1,919	1,835
Fees and service charges	5,178	5,602	6,320	15,939	17,026
Net gain on sales of loans	66	33	168	119	348
Net gain (loss) on equity investments	1,452	(559)	3,362	(5,908)	(7,502)
Net gain from other real estate operations	—	—	—	—	48
Income from bank owned life insurance	1,390	1,182	1,356	3,853	4,881
Commercial loan swap income	11	—	1,471	712	6,546
Other	496	481	396	748	579
Total other income	10,762	8,928	15,150	21,763	31,543
Operating expenses:
Compensation and employee benefits	35,534	34,222	34,124	103,676	97,972
Occupancy	5,466	5,265	5,288	15,970	15,790
Equipment	1,172	1,101	1,150	3,478	3,856
Marketing	1,183	961	655	3,126	2,242
Federal deposit insurance and regulatory assessments	2,557	2,465	1,757	6,771	5,435
Data processing	6,086	6,165	6,560	18,405	18,466
Check card processing	1,154	1,214	1,231	3,649	3,728
Professional fees	5,258	5,083	2,502	15,439	8,296
Amortization of core deposit intangible	987	994	1,171	3,008	3,559
Branch consolidation (benefit) expense, net	—	—	(346)	70	602
Merger related expenses	—	—	298	22	2,459
Other operating expense	5,087	5,460	4,607	15,109	12,748
Total operating expenses	64,484	62,930	58,997	188,723	175,153
Income before provision for income taxes	26,991	36,878	51,102	100,422	123,258
Provision for income taxes	6,459	8,996	12,298	24,109	29,212
Net income	20,532	27,882	38,804	76,313	94,046
Net (loss) income attributable to non-controlling interest	(135)	85	193	(34)	715
Net income attributable to OceanFirst Financial Corp.	20,667	27,797	38,611	76,347	93,331
Dividends on preferred shares	1,004	1,004	1,004	3,012	3,012
Net income available to common stockholders	$19,663	$26,793	$37,607	$73,335	$90,319
Basic earnings per share	$0.33	$0.45	$0.64	$1.24	$1.54
Diluted earnings per share	$0.33	$0.45	$0.64	$1.24	$1.53
Average basic shares outstanding	59,104	59,147	58,681	59,037	58,777
Average diluted shares outstanding	59,111	59,153	58,801	59,068	58,918

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30,	June 30,	March 31,	December 31,	September 30,
		2023	2023	2023	2022	2022
Commercial:
Commercial real estate - investor		$5,334,279	$5,319,686	$5,296,661	$5,171,952	$5,007,637
Commercial real estate - owner-occupied		957,216	981,618	986,366	997,367	983,784
Commercial and industrial		652,119	620,284	622,201	622,372	652,620
Total commercial		6,943,614	6,921,588	6,905,228	6,791,691	6,644,041
Consumer:
Residential real estate		2,928,259	2,906,556	2,881,811	2,861,991	2,813,209
Home equity loans and lines and other consumer ("other consumer")		251,698	255,486	252,773	264,372	261,510
Total consumer		3,179,957	3,162,042	3,134,584	3,126,363	3,074,719
Total loans		10,123,571	10,083,630	10,039,812	9,918,054	9,718,760
Deferred origination costs (fees), net		8,462	8,267	7,332	7,488	7,249
Allowance for loan credit losses		(63,877)	(61,791)	(60,195)	(56,824)	(53,521)
Loans receivable, net		$10,068,156	$10,030,106	$9,986,949	$9,868,718	$9,672,488
Mortgage loans serviced for others		$52,796	$50,820	$50,421	$51,736	$53,869
	At September 30, 2023 Average Yield
Loan pipeline (1):
Commercial	7.85%	$50,756	$39,164	$236,550	$114,232	$339,487
Residential real estate	7.11	66,682	58,022	61,258	36,958	80,591
Other consumer	7.87	13,795	18,621	20,589	14,890	19,395
Total	7.48%	$131,233	$115,807	$318,397	$166,080	$439,473

	For the Three Months Ended
	September 30,		June 30,	March 31,	December 31,		September 30,
	2023		2023	2023	2022		2022
	Average Yield
Loan originations:
Commercial	8.11%	$90,263	$197,732	$200,504	$539,949		$356,726
Residential real estate	6.69	92,299	100,542	65,580	101,530	(2)	129,808
Other consumer	7.96	17,019	22,487	15,927	42,624		57,254
Total	7.44%	$199,581	$320,761	$282,011	$684,103		$543,788
Loans sold		$15,404	$18,664	$3,861	$2,340		$9,425	(3)
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes residential real estate loan pool purchases of $9.9 million for the three months ended December 31, 2022.
(3)Excludes the sale of a small business administration loan of $1.2 million for the three months ended September 30, 2022.

DEPOSITS	At
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Type of Account
Non-interest-bearing	$1,827,381	$1,854,136	$1,984,197	$2,101,308	$2,325,547
Interest-bearing checking	3,708,874	3,537,834	3,697,223	3,829,683	3,909,864
Money market	860,025	770,440	615,993	714,386	749,229
Savings	1,484,000	1,229,897	1,308,715	1,487,809	1,570,472
Time deposits (1)	2,653,649	2,766,030	2,386,967	1,542,020	1,404,357
Total deposits	$10,533,929	$10,158,337	$9,993,095	$9,675,206	$9,959,469
(1)Includes brokered time deposits of $995.5 million, $1.42 billion, $1.24 billion, $873.4 million, and $828.7 million at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY (1)	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Non-performing loans:
Commercial real estate - investor	$20,723	$13,000	$13,643	$10,483	$9,866
Commercial real estate - owner-occupied	240	565	251	4,025	1,976
Commercial and industrial	1,120	199	162	331	321
Residential real estate	5,624	6,174	5,650	5,969	5,958
Other consumer	2,391	2,820	2,731	2,457	3,377
Total non-performing loans	$30,098	$22,758	$22,437	$23,265	$21,498
Delinquent loans 30 to 89 days	$20,591	$3,136	$11,232	$14,148	$11,846
Modifications to borrowers experiencing financial difficulty (2)
Non-performing (included in total non-performing loans above)	$6,679	$6,882	$6,556	$6,361	$10,047
Performing	7,645	7,516	7,619	7,530	6,065
Total modifications to borrowers experiencing financial difficulty (2)	$14,324	$14,398	$14,175	$13,891	$16,112
Allowance for loan credit losses	$63,877	$61,791	$60,195	$56,824	$53,521
Allowance for loan credit losses as a percent of total loans receivable (3)	0.63%	0.61%	0.60%	0.57%	0.55%
Allowance for loan credit losses as a percent of total non-performing loans (3)	212.23	271.51	268.28	244.25	248.96
Non-performing loans as a percent of total loans receivable	0.30	0.23	0.22	0.23	0.22
Non-performing assets as a percent of total assets	0.22	0.17	0.17	0.18	0.17
Supplemental PCD and non-performing loans
PCD loans, net of allowance for loan credit losses	$18,640	$18,872	$20,513	$27,129	$29,249
Non-performing PCD loans	3,177	3,171	3,929	3,944	3,043
Delinquent PCD and non-performing loans 30 to 89 days	13,007	1,976	2,248	3,657	1,434
PCD modifications to borrowers experiencing financial difficulty (2)	750	755	758	765	715
Asset quality, excluding PCD loans (4)
Non-performing loans	26,921	19,587	18,508	19,321	18,455
Delinquent loans 30 to 89 days (excludes non-performing loans)	7,584	1,160	8,984	10,491	10,412
Modifications to borrowers experiencing financial difficulty(2)	13,574	13,643	13,417	13,126	15,397
Allowance for loan credit losses as a percent of total non-performing loans (3)	237.28%	315.47%	325.24%	294.10%	290.01%
Non-performing loans as a percent of total loans receivable	0.27	0.19	0.18	0.19	0.19
Non-performing assets as a percent of total assets	0.20	0.14	0.14	0.15	0.15
(1)At September 30, 2023, non-performing loans and 30 to 89 days delinquent loans included the remaining exposure of $8.8 million on the commercial real estate relationship that was charged-off during the quarter ended September 30, 2023.
(2)For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For periods in 2022, the balances only include troubled debt restructurings.
(3)Loans acquired from prior bank acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $8.8 million, $9.8 million, $10.5 million, $11.4 million and $13.6 million at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.
(4)All balances and ratios exclude PCD loans.

(continued)

NET LOAN (CHARGE-OFFS) RECOVERIES	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Net loan (charge-offs) recoveries:
Loan charge-offs	$(8,379)	$(206)	$(10)	$(138)	$(5)
Recoveries on loans	108	83	57	143	257
Net loan (charge-offs) recoveries	$(8,271)	$(123)	$47	$5	$252
Net loan (charge-offs) recoveries to average total loans (annualized)	0.33%	—%	NM*	NM*	NM*
Net loan (charge-offs) recoveries detail:
Commercial	$(8,332)	$(117)	$—	$(46)	$117
Residential real estate	17	9	8	9	44
Other consumer	44	(15)	39	42	91
Net loan (charge-offs) recoveries	$(8,271)	$(123)	$47	$5	$252
* Not meaningful as amounts are net loan recoveries.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30,			June 30,			September 30,
	2023			2023			2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$470,825	$6,440	5.43%	$308,238	$4,283	5.57%	$65,648	$336	2.03%
Securities (2)	1,873,450	18,039	3.82	1,931,032	16,709	3.47	1,748,687	10,022	2.27
Loans receivable, net (3)
Commercial	6,923,743	103,069	5.91	6,912,698	99,350	5.76	6,509,515	74,309	4.53
Residential real estate	2,918,612	26,765	3.67	2,895,629	25,936	3.58	2,791,067	22,818	3.27
Other consumer	252,126	4,097	6.45	255,785	3,818	5.99	256,638	3,014	4.66
Allowance for loan credit losses, net of deferred loan costs and fees	(53,959)	—	—	(53,327)	—	—	(44,773)	—	—
Loans receivable, net	10,040,522	133,931	5.30	10,010,785	129,104	5.17	9,512,447	100,141	4.18
Total interest-earning assets	12,384,797	158,410	5.08	12,250,055	150,096	4.91	11,326,782	110,499	3.88
Non-interest-earning assets	1,252,416			1,217,666			1,191,173
Total assets	$13,637,213			$13,467,721			$12,517,955
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,692,500	14,938	1.61%	$3,718,289	11,964	1.29%	$3,873,968	2,671	0.27%
Money market	832,729	5,698	2.71	694,311	3,678	2.12	793,230	721	0.36
Savings	1,391,811	3,311	0.94	1,248,312	389	0.12	1,603,147	187	0.05
Time deposits	2,867,921	29,340	4.06	2,458,872	21,903	3.57	1,467,297	5,659	1.53
Total	8,784,961	53,287	2.41	8,119,784	37,934	1.87	7,737,642	9,238	0.47
FHLB Advances	701,343	8,707	4.93	1,246,914	15,406	4.96	352,392	2,208	2.49
Securities sold under agreements to repurchase	76,620	261	1.35	71,752	192	1.07	96,147	35	0.14
Other borrowings (4)	317,210	5,159	6.45	284,460	4,455	6.28	194,755	3,053	6.22
Total borrowings	1,095,173	14,127	5.12	1,603,126	20,053	5.02	643,294	5,296	3.27
Total interest-bearing liabilities	9,880,134	67,414	2.71	9,722,910	57,987	2.39	8,380,936	14,534	0.69
Non-interest-bearing deposits	1,841,198			1,873,226			2,328,700
Non-interest-bearing liabilities(4)	272,982			244,892			266,564
Total liabilities	11,994,314			11,841,028			10,976,200
Stockholders’ equity	1,642,899			1,626,693			1,541,755
Total liabilities and equity	$13,637,213			$13,467,721			$12,517,955
Net interest income		$90,996			$92,109			$95,965
Net interest rate spread (5)			2.37%			2.52%			3.19%
Net interest margin (6)			2.91%			3.02%			3.36%
Total cost of deposits (including non-interest-bearing deposits)			1.99%			1.52%			0.36%

(continued)

	For the Nine Months Ended September 30,
	2023			2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$304,184	$11,661	5.13%	$73,886	$472	0.85%
Securities (2)	1,919,660	51,124	3.56	1,801,978	27,086	2.01
Loans receivable, net (3)
Commercial	6,892,456	295,199	5.73	6,275,836	198,054	4.22
Residential real estate	2,895,601	77,862	3.59	2,685,080	66,899	3.32
Other consumer	257,063	11,694	6.08	254,891	8,387	4.40
Allowance for loan credit losses, net of deferred loan costs and fees	(52,626)	—	—	(42,987)	—	—
Loans receivable, net	9,992,494	384,755	5.15	9,172,820	273,340	3.98
Total interest-earning assets	12,216,338	447,540	4.90	11,048,684	300,898	3.64
Non-interest-earning assets	1,234,942			1,191,358
Total assets	$13,451,280			$12,240,042
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,757,417	33,171	1.18%	$4,088,759	6,433	0.21%
Money market	744,689	11,136	2.00	773,666	1,317	0.23
Savings	1,336,497	4,034	0.40	1,617,354	473	0.04
Time deposits	2,388,299	64,210	3.59	1,060,027	9,373	1.18
Total	8,226,902	112,551	1.83	7,539,806	17,596	0.31
FHLB Advances	1,055,106	38,530	4.88	308,043	3,890	1.69
Securities sold under agreements to repurchase	73,441	544	0.99	105,821	117	0.15
Other borrowings (4)	302,649	14,008	6.19	205,796	8,306	5.40
Total borrowings	1,431,196	53,082	4.96	619,660	12,313	2.66
Total interest-bearing liabilities	9,658,098	165,633	2.29	8,159,466	29,909	0.49
Non-interest-bearing deposits	1,913,624			2,352,606
Non-interest-bearing liabilities (4)	253,014			193,147
Total liabilities	11,824,736			10,705,219
Stockholders’ equity	1,626,544			1,534,823
Total liabilities and equity	$13,451,280			$12,240,042
Net interest income		$281,907			$270,989
Net interest rate spread (5)			2.61%			3.15%
Net interest margin (6)			3.09%			3.28%
Total cost of deposits (including non-interest-bearing deposits)			1.48%			0.24%
(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(4)    For the 2023 periods, the average balances of derivative cash collateral have been reclassified from non-interest bearing liabilities to other borrowings.
(5)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Selected Financial Condition Data:
Total assets	$13,498,183	$13,538,903	$13,555,175	$13,103,896	$12,683,453
Debt securities available-for-sale, at estimated fair value	453,208	452,016	452,195	457,648	470,300
Debt securities held-to-maturity, net of allowance for securities credit losses	1,189,339	1,222,507	1,245,424	1,221,138	1,027,712
Equity investments	97,908	96,452	101,007	102,037	81,722
Restricted equity investments, at cost	82,484	105,305	115,750	109,278	77,556
Loans receivable, net of allowance for loan credit losses	10,068,156	10,030,106	9,986,949	9,868,718	9,672,488
Deposits	10,533,929	10,158,337	9,993,095	9,675,206	9,959,469
Federal Home Loan Bank advances	606,056	1,091,666	1,346,566	1,211,166	514,200
Securities sold under agreements to repurchase and other borrowings	279,164	270,377	266,601	264,500	291,203
Total stockholders’ equity	1,637,604	1,626,283	1,610,371	1,585,464	1,540,216

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Selected Operating Data:
Interest income	$158,410	$150,096	$139,034	$130,277	$110,499
Interest expense	67,414	57,987	40,232	23,789	14,534
Net interest income	90,996	92,109	98,802	106,488	95,965
Provision for credit losses	10,283	1,229	3,013	3,647	1,016
Net interest income after provision for credit losses	80,713	90,880	95,789	102,841	94,949
Other income (excluding activity related to debt and equity investments)	9,310	9,487	9,571	10,364	11,788
Net gain (loss) on equity investments	1,452	(559)	(2,193)	17,187	3,362
Net loss on sale of investments	—	—	(5,305)	—	—
Operating expenses (excluding merger related and branch consolidation expense (benefit), net)	64,484	62,930	61,217	59,341	59,045
Branch consolidation expense (benefit), net	—	—	70	111	(346)
Merger related expenses	—	—	22	276	298
Income before provision for income taxes	26,991	36,878	36,553	70,664	51,102
Provision for income taxes	6,459	8,996	8,654	17,353	12,298
Net income	20,532	27,882	27,899	53,311	38,804
Net (loss) income attributable to non-controlling interest	(135)	85	16	39	193
Net income attributable to OceanFirst Financial Corp.	$20,667	$27,797	$27,883	$53,272	$38,611
Net income available to common stockholders	$19,663	$26,793	$26,879	$52,268	$37,607
Diluted earnings per share	$0.33	$0.45	$0.46	$0.89	$0.64
Net accretion/amortization of purchase accounting adjustments included in net interest income	$1,745	$1,152	$1,237	$2,278	$2,004

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2022	2023	2022	2022
Selected Financial Ratios and Other Data(1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.57%	0.80%	0.82%	1.62%	1.19%
Return on average tangible assets (3) (4)	0.59	0.83	0.86	1.68	1.24
Return on average stockholders’ equity (3)	4.75	6.61	6.77	13.25	9.68
Return on average tangible stockholders’ equity (3) (4)	6.93	9.70	10.00	19.85	14.62
Return on average tangible common equity (3) (4)	7.29	10.21	10.53	20.97	15.47
Stockholders’ equity to total assets	12.13	12.01	11.88	12.10	12.14
Tangible stockholders’ equity to tangible assets (4)	8.64	8.51	8.37	8.47	8.38
Tangible common equity to tangible assets (4)	8.21	8.09	7.95	8.03	7.92
Net interest rate spread	2.37	2.52	2.94	3.37	3.19
Net interest margin	2.91	3.02	3.34	3.64	3.36
Operating expenses to average assets	1.88	1.87	1.88	1.85	1.87
Efficiency ratio (5)	63.37	62.28	60.78	44.56	53.10
Loan-to-deposit ratio	96.10	99.30	100.50	102.50	97.60

	For the Nine Months Ended September 30,
	2023	2022
Performance Ratios (Annualized):
Return on average assets (3)	0.73%	0.99%
Return on average tangible assets (3) (4)	0.76	1.03
Return on average stockholders’ equity (3)	6.03	7.87
Return on average tangible stockholders’ equity (3) (4)	8.85	11.91
Return on average tangible common equity (3) (4)	9.31	12.60
Net interest rate spread	2.61	3.15
Net interest margin	3.09	3.28
Operating expenses to average assets	1.88	1.91
Efficiency ratio (5)	62.15	57.90

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$336,913	$339,890	$333,436	$324,066	$273,815
Nest Egg AUA/M	385,317	397,927	400,227	403,538	402,256
Total AUA/M	722,230	737,817	733,663	727,604	676,071
Per Share Data:
Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per common share at end of period	27.56	27.37	27.07	26.81	26.04
Tangible book value per common share at end of period (4)	17.93	17.72	17.42	17.08	16.30
Common shares outstanding at end of period	59,421,498	59,420,859	59,486,086	59,144,128	59,138,507
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	57,370
Number of full-service customer facilities:	38	38	38	38	38
Quarterly Average Balances
Total securities	$1,873,450	$1,931,032	$1,955,399	$1,764,764	$1,748,687
Loans receivable, net	10,040,522	10,010,785	9,924,905	9,771,104	9,512,447
Total interest-earning assets	12,384,797	12,250,055	12,010,044	11,605,891	11,326,782
Total goodwill and core deposit intangible	517,282	518,265	519,282	520,400	521,566
Total assets	13,637,213	13,467,721	13,244,593	12,834,411	12,517,955
Time deposits	2,867,921	2,458,872	1,826,662	1,486,410	1,467,297
Total deposits (including non-interest-bearing deposits)	10,626,159	9,993,010	9,793,256	9,975,509	10,066,342
Total borrowings	1,095,173	1,603,126	1,600,845	915,565	643,294
Total interest-bearing liabilities	9,880,134	9,722,910	9,365,594	8,669,190	8,380,936
Non-interest bearing deposits	1,841,198	1,873,226	2,028,507	2,221,884	2,328,700
Stockholders' equity	1,642,899	1,626,693	1,609,677	1,564,856	1,541,755
Tangible stockholders’ equity (4)	1,125,617	1,108,428	1,090,395	1,044,456	1,020,189

Quarterly Yields and Costs
Total securities	3.82%	3.47%	3.40%	2.83%	2.27%
Loans receivable, net	5.30	5.17	4.96	4.76	4.18
Total interest-earning assets	5.08	4.91	4.68	4.46	3.88
Time deposits	4.06	3.57	2.88	1.95	1.53
Total cost of deposits (including non-interest-bearing deposits)	1.99	1.52	0.88	0.53	0.36
Total borrowed funds	5.12	5.02	4.79	4.49	3.27
Total interest-bearing liabilities	2.71	2.39	1.74	1.09	0.69
Net interest spread	2.37	2.52	2.94	3.37	3.19
Net interest margin	2.91	3.02	3.34	3.64	3.36
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4)    Tangible stockholders’ equity and tangible assets exclude intangible assets related to goodwill and core deposit intangible. Tangible common equity (also referred to as “tangible book value”) excludes goodwill, core deposit intangible and preferred equity. Refer to “Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Core Earnings:
Net income available to common stockholders (GAAP)	$19,663	$26,793	$26,879	$52,268	$37,607
(Less) add non-recurring and non-core items:
Net (gain) loss on equity investments(1)	(1,452)	559	2,193	(17,187)	(3,362)
Net loss on sale of investments(1)	—	—	5,305	—	—
Merger related expenses	—	—	22	276	298
Branch consolidation expense (benefit), net	—	—	70	111	(346)
Income tax expense (benefit) on items	351	(162)	(1,797)	4,060	824
Core earnings (Non-GAAP)	$18,562	$27,190	$32,672	$39,528	$35,021
Income tax expense	$6,459	$8,996	$8,654	$17,353	$12,298
Provision for credit losses	10,283	1,229	3,013	3,647	1,016
Less: income tax expense (benefit) on non-core items	351	(162)	(1,797)	4,060	824
Core earnings PTPP (Non-GAAP)	$34,953	$37,577	$46,136	$56,468	$47,511
Core earnings diluted earnings per share	$0.32	$0.46	$0.55	$0.67	$0.60
Core earnings PTPP diluted earnings per share	$0.59	$0.64	$0.78	$0.96	$0.81

Core Ratios (Annualized):
Return on average assets	0.54%	0.81%	1.00%	1.22%	1.11%
Return on average tangible stockholders’ equity	6.54	9.84	12.15	15.01	13.62
Return on average tangible common equity	6.88	10.36	12.80	15.86	14.40
Efficiency ratio	64.29	61.94	56.49	50.78	54.80
(1) The sale of specific positions in two financial institutions impacted both equity investments and debt securities for the three months ended March 31, 2023. On the Consolidated Statements of Income, the losses on sale of equity investments and debt securities are reported within net gain (loss) on equity investments ($4.6 million) and other ($697,000), respectively, for the three months ended March 31, 2023.

	For the Nine Months Ended September 30,
	2023	2022
Core Earnings:
Net income available to common stockholders (GAAP)	$73,335	$90,319
Add (less) non-recurring and non-core items:
Net loss on equity investments(1)	1,300	7,502
Net loss on sale of investments(1)	5,305	—
Merger related expenses	22	2,459
Branch consolidation expense, net	70	602
Income tax benefit on items	(1,608)	(2,449)
Core earnings (Non-GAAP)	$78,424	$98,433
Income tax expense	$24,109	$29,212
Credit loss provision	14,525	4,121
Less: income tax benefit on non-core items	(1,608)	(2,449)
Core earnings PTPP (Non-GAAP)	$118,666	$134,215
Core diluted earnings per share	$1.33	$1.67
Core earnings PTPP diluted earnings per share	$2.01	$2.28

Core Ratios (Annualized):
Return on average assets	0.78%	1.08%
Return on average tangible stockholders’ equity	9.46	12.98
Return on average tangible common equity	9.96	13.73
Efficiency ratio	60.79	55.51
(1) The sale of specific positions in two financial institutions impacted both equity investments and debt securities for the three months ended March 31, 2023. On the Consolidated Statements of Income, the losses on sale of equity investments and debt securities are reported within net gain (loss) on equity investments ($4.6 million) and other ($697,000), respectively, for the three months ended March 31, 2023.

(continued)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Tangible Equity:
Total stockholders' equity	$1,637,604	$1,626,283	$1,610,371	$1,585,464	$1,540,216
Less:
Goodwill	506,146	506,146	506,146	506,146	506,146
Core deposit intangible	10,489	11,476	12,470	13,497	14,656
Tangible stockholders' equity	1,120,969	1,108,661	1,091,755	1,065,821	1,019,414
Less:
Preferred stock	55,527	55,527	55,527	55,527	55,527
Tangible common equity	$1,065,442	$1,053,134	$1,036,228	$1,010,294	$963,887

Tangible Assets:
Total assets	$13,498,183	$13,538,903	$13,555,175	$13,103,896	$12,683,453
Less:
Goodwill	506,146	506,146	506,146	506,146	506,146
Core deposit intangible	10,489	11,476	12,470	13,497	14,656
Tangible assets	$12,981,548	$13,021,281	$13,036,559	$12,584,253	$12,162,651

Tangible stockholders' equity to tangible assets	8.64%	8.51%	8.37%	8.47%	8.38%
Tangible common equity to tangible assets	8.21%	8.09%	7.95%	8.03%	7.92%